UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2005 (April 8, 2005)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on April 13, 2005, our board of directors amended our bylaws to add, change and/or clarify the following provisions:

•	To accommodate multiple classes or series of capital stock, including for voting and quorum purposes, in anticipation of the future approval of preferred stock.

•	To change the default votes required to approve matters presented at a stockholders meeting. Previously, unless applicable Nevada law or our Articles of Incorporation provided otherwise, a majority of the stock having voting power present in person or represented by proxy was sufficient to decide any matter, including the election of directors. As revised, the election of directors will be by plurality vote, and the approval of other matters requires more votes present in person or represented by proxy to be cast in favor of than in opposition to the matter, unless applicable Nevada law or our Articles of Incorporation provide otherwise. Under these new voting provisions, both abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at a meeting of stockholders, but will have no effect on the outcome of any vote for the election of directors or, unless applicable Nevada law or our Articles of Incorporation provide for different voting requirements, any other matter.

•	To clarify and expand the indemnification provisions in our bylaws, to incorporate into our bylaws some protections already afforded our officers and directors in the standard Indemnity Agreement we enter into with our officers and directors, to protect our directors in certain decisions they reach regarding indemnification, to expressly authorize the board of directors in our bylaws to indemnify our employees and other agents, and to conform the indemnification provisions more closely to those of applicable Nevada law.

•	To provide for the separate offices of chief executive officer and president, to add the office of chief financial officer, and to clarify the powers, duties and reporting lines of our various officers.

•	To provide for rules of conduct at stockholder meetings, including the designation of a presiding officer / chairman and secretary and the ability of the chairman to set non-appealable rules of procedure and to adjourn a meeting if disorder prevents the continuation of the legitimate business of the meeting.

•	To elaborate on the proxy requirements, particularly concerning duration and revocability, in compliance with applicable Nevada law.

•	To clarify that once a quorum is established at an annual meeting of stockholders, it will remain established irrespective of any votes leaving the meeting.

•	To empower our board of directors to determine matters by written consent using electronic mail.

•	To increase the minimum number of directors from one to three.

•	To empower certain committees of our board of directors to call a special meeting of our board of directors.

•	To prevent any committee of our board of directors from taking certain fundamental corporate actions, such as amending our bylaws or adopting an agreement of merger or consolidation.

•	To authorize our board of directors to appoint alternate members to its committees.

•	To clarify meeting notification methods and procedures, and to add additional notification methods (including facsimile transmissions and electronic mail), for calling special meetings of our board of directors.

•	To authorize our chief executive officer to provide notice of meetings, and to clarify various notice requirements.

•	To provide greater flexibility in the officers authorized to execute our stock certificates, and to conform the stock certificate requirements more closely to those of applicable Nevada law.

•	To change the default date for the annual meeting of stockholders from October 1 to June 16.

•	To make non-substantive changes to improve clarity, better conform provisions to those of applicable Nevada law, and improve internal consistency.

Our amended and restated bylaws are attached as Exhibit 3.1 to this report, and are hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

(a) On April 8, 2005, Mr. Alireza Saifi, who served as our Vice President, Finance, indicated his intention to resign from our company to pursue other interests effective April 25, 2005.

(b) Our annual meeting of stockholders has been scheduled for June 16, 2005. The record date for the meeting has been set at April 29, 2005. The meeting will be held at a time and place to be announced in the formal notice of the meeting. We intend to mail the formal notice of the meeting and proxy materials on or about May 16, 2005.

Important Deadlines:

•	As the date of our annual meeting has been changed by more than 30 days from the date of our previous year’s annual meeting, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the meeting pursuant to Rule 14a-8(e) of the Securities and Exchange Commission is April 24, 2005, which we have designated as a reasonable time before we begin to print and mail our proxy materials.

•	In accordance with the requirements for advance notice set forth in our bylaws, unless we receive notice on or before April 24, 2005, of a nomination for director or other business to be brought before the annual meeting by a stockholder, the nomination or matter will not be presented for stockholder action at the meeting and will be disregarded. If we receive timely notice in accordance with our bylaws, management intends to exercise discretionary authority conferred in the form of proxy to vote on the matter as management sees fit, to the extent permitted by the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Vice President, Controller

Date: April 14, 2005